Exhibit 3.1

BY-LAWS

OF

FISERV, INC.

Incorporated under the Laws of the

State of Wisconsin

Adopted as of December 31, 1992; Amended and Restated as of March 25, 1999; Amended as of February 16, 2000; Amended on September 17, 2003; Amended and Restated as of February 18, 2004; Amended and Restated as of May 23, 2007; Amended and Restated as of August 14, 2007; Amended and Restated as of November 28, 2008; Amended and Restated as of February 22, 2012; Amended and Restated as of May 23, 2012; Amended and Restated as of February 19, 2016; Amended and Restated as of July 29, 2019.

ii

BY-LAWS

OF

FISERV, INC.

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Wisconsin shall be located in the City of Brookfield, County of Waukesha. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Wisconsin as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.    Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Wisconsin, as may from time to time be fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or as shall be specified in the respective notices, or waivers of notice, thereof. Any meeting may be postponed or adjourned pursuant to Section 8 of this Article II to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer.

Section 2.    Annual Meeting. The annual meeting of shareholders (the “Annual Meeting”) shall be held on such date and at such time as may be fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In fixing a meeting date for any Annual Meeting, the Board of Directors, the Chairman of the Board or the Chief Executive Officer may consider such factors as it, he or she deems relevant within the good faith exercise of its, his or her business judgment. At each Annual Meeting, the shareholders shall elect individuals to the Board of Directors in accordance with the Articles of Incorporation and By-Laws of the Corporation. At any such Annual Meeting, only other business properly brought before the Annual Meeting by the Board of Directors or in accordance with Section 5 of this Article II may be transacted.

Section 3.    Special Meetings.

(a)    A special meeting of the shareholders (a “Special Meeting”) may be called only by (i) a majority of the Board of Directors, (ii) the Chairman of the Board or (iii) the Chief Executive Officer. The Board of Directors, the Chairman of the Board or the Chief Executive Officer shall call a Special Meeting upon the demand, in accordance with this Section 3, of the holders of record representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting (a “Demand Special Meeting”).

(b)    To enable the Corporation to determine the shareholders entitled to demand a Demand Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date on which the Board of Directors adopts the resolution fixing the Demand Record Date and shall not be more than ten days after the date on which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record entitled to demand a Demand Special Meeting who is seeking to have shareholders demand a Demand Special Meeting shall, by sending written notice to the Secretary at the principal offices of the Corporation, by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received and verified, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received and verified by the Secretary at the principal offices of the Corporation, then the Demand Record Date shall be the tenth day after the first date on which a valid written request to set a Demand Record Date is received and verified by the Secretary at the principal offices of the Corporation. To be valid, such written request shall set forth the purpose or purposes for which the Demand Special Meeting is to be held, shall be signed by one or more shareholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth all information, including about each such shareholder and any such beneficial owner, that would be required to be set forth in a shareholder’s notice described in Section 5(a)(ii) of this Article II as if the notice related to an Annual Meeting.

(c)    For a shareholder or shareholders to demand a Demand Special Meeting, a written demand or demands for a Demand Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Demand Special Meeting, calculated as if the Demand Record Date were the record date for the Demand Special Meeting, must be delivered to the Secretary at the principal offices of the Corporation. To be valid, each written demand by a shareholder for a Demand Special Meeting (i) shall set forth the specific purpose or purposes for which the Demand Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to the foregoing Section 3(b)), (ii) shall be signed by one or more Persons who as of the Demand Record Date are shareholders of record of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Demand Special Meeting and by the beneficial owners, if any, on whose behalf the demand is made, (iii) shall bear the date of signature of each such shareholder and any such beneficial owner, (iv) shall set forth the name and address of each such shareholder (as they appear in the Corporation’s books) and any such beneficial owner signing such demand and the Share Information (as defined in Section 5(a)(ii) of this Article II) for each such shareholder and any such beneficial owner, (v) shall be sent to the Secretary at the principal offices of the Corporation, by hand or by certified or registered mail, return receipt requested, and (vi) shall be received by the Secretary at the principal offices of the Corporation within seventy days after the Demand Record Date.

(d)    The Board of Directors, the Chairman of the Board and the Chief Executive Officer shall not be required to call a Demand Special Meeting unless, in addition to the documents required by the foregoing Section 3(c), the Secretary receives a written agreement, which may require furnishing of a bond, signed by each Soliciting Shareholder (as defined below) pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs of holding the Demand Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of these By-Laws, the following terms shall have the respective meanings set forth below:

(i)    “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

(iii)    “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iv)    “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(v)    “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi)    “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vii)    “Soliciting Shareholder” shall mean, with respect to any Demand Special Meeting, each of the following Persons:

(A)    if the number of shareholders signing the demand or demands of meeting delivered to the Secretary at the principal offices of the Corporation pursuant to the foregoing Section 3(c) is ten or fewer, each Person signing any such demand; or

(B)    if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to the foregoing Section 3(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Secretary at the principal offices of the Corporation of the documents described in the foregoing Section 3(c) had engaged or intends to engage in any Solicitation of Proxies for use at such Demand Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Shareholder” shall also mean each Affiliate of a Soliciting Shareholder described in clause (A) or (B) above who is a member of such Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Shareholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 3(c) and/or the written agreement described in this Section 3(d) to prevent the purposes of this Section 3 from being evaded.

(e)    Except as provided in the following sentence, any Special Meeting shall be held at such date and time as may be designated by whichever of the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall have called such meeting. In the case of any Demand Special Meeting, such meeting shall be held at such date and time as may be designated by whichever of the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall have called such meeting upon a demand in accordance with this Section 3; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 6(a) of this Article II); and provided further that in the event that the directors, Chairman of the Board or the Chief Executive Officer then in office fail(s) to designate a date and time for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Demand Special Meeting, calculated as if the Demand Record Date were the record date for the Demand Special Meeting, are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 10:00 A.M., local time, on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any Special Meeting or Demand Special Meeting, the Board of Directors, the Chairman of the Board or the Chief Executive Officer may consider such factors as it, he or she deems relevant within the good faith exercise of its, his or her business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the Board of Directors, the Chairman of the Board or the Chief Executive Officer to call an Annual Meeting or Special Meeting for the conduct of related business.

(f)    The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Demand Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Demand Special Meeting, calculated as if the Demand Record Date were the record date for the Demand Special Meeting. Nothing contained in this Section 3(f) shall in any way be construed to suggest or imply that the Board of Directors, the Chairman of the Board or the Chief Executive Officer or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

Section 4.    Notice of Meetings.

(a)    Written notice stating the place, day and time of an Annual Meeting or a Special Meeting shall be delivered not less than ten days nor more than seventy days before the date of the meeting (unless a different date is required by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other Persons as are required by the Wisconsin Business Corporation Law. In the event of any Demand Special Meeting, such notice of meeting shall be sent prior to the later of (i) the two days after the Meeting Record Date for such Demand Special Meeting and (ii) thirty days after the Delivery Date. For purposes of this Section 4, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice pursuant to this Section 4 shall be deemed to be effective (x) when mailed, if mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders or (y) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(b)    Except as provided in the following sentence, in the case of any Special Meeting, the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and, if applicable, shall contain the information required in the notice received by the Corporation in accordance with Section 5(b) of this Article II. In the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 3 of this Article II, (ii) if applicable, shall contain all of the information required in the notice received by the Corporation in accordance with Section 5(b) of this Article II and (iii) shall describe any business that the Board of Directors shall have theretofore determined to bring before the Demand Special Meeting. Except as otherwise provided in these By-Laws, in the Articles of Incorporation or in the Wisconsin Business Corporation Law, the notice of an Annual Meeting need not include a description of the purpose or purposes for which the meeting is called.

(c)    If any Annual Meeting, Special Meeting or Demand Special Meeting is adjourned to a different date, time or place, then the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, then the Corporation shall give notice of the adjourned meeting to Persons who are shareholders as of the new Meeting Record Date.

Section 5.    Notice of Shareholder Business and Nomination of Directors.

(a)    Annual Meetings.

(i)    Subject to Article IX of these By-Laws, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the Corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 5(a) and until and at the time of the Annual Meeting, (2) is entitled to vote with respect to such nomination or other business at the meeting under the Articles of Incorporation and (3) complies with the notice procedures set forth in this Section 5(a) as to such nomination or other business or (D) with respect to nominations by any shareholder of the Corporation who is eligible under, and complies with the notice procedures set forth in, Section 14 of this Article II. The preceding clauses (C) and (D) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an Annual Meeting.

(ii)    For nominations or any other business to be properly brought before an Annual Meeting by a shareholder pursuant to the foregoing Section 5(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than forty-five days nor more than seventy days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called is more than thirty days before or more than thirty days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a shareholder notice as described above. Such shareholder’s notice (whether given pursuant to this Section 5(a)(ii) or Section 5(b)) to the Secretary shall be signed by the shareholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (I) the name and address of such shareholder (as they appear on the Corporation’s books) and any such beneficial owner; (II) the Share Information (which Share Information required by this clause (II) shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the Meeting Record Date to disclose such Share Information as of the Meeting Record Date); (III) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote under the Articles of Incorporation at such meeting with respect to such nomination or other business and intends to appear in person or by proxy at the meeting to make such nomination or introduce such other business; (IV) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, including without limitation any arrangement or understanding with any Person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or Person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for contested elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (5) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; (VI) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such shareholder and any such beneficial owner for asserting that such directors should be removed; and (VII) in the case of any other business that such shareholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-Laws, the language of the proposed amendment, (2) the reasons of such shareholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such shareholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with the proposal of such business by such shareholder. In the case of any proposed nomination for election or re-election as a director, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of these By-Laws, the term “Share Information” shall mean (1) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by a shareholder, any beneficial owner on whose behalf the shareholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument’) directly or indirectly owned beneficially by such shareholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this By-Law a Person shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fee) that such shareholder, any such beneficial owner and any of their respective affiliates are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Person’s immediate family sharing the same household.

(iii)    Notwithstanding anything in the second sentence of the foregoing Section 5(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five days prior to the Anniversary Date, then a shareholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the Corporation’s notice of meeting sent to shareholders pursuant to the foregoing Section 4. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such Special Meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Section 5(b) and until and at the time of such Special Meeting, (B) is entitled to vote with respect to such nominations at the meeting under the Articles of Incorporation and (C) complies with the notice procedures set forth in this Section 5(b) as to such nomination. In the event the Board of Directors, the Chairman of the Board or the Chief Executive Officer calls a Special Meeting for the purpose of electing one or more directors to the Board of Directors, any shareholder permitted to nominate persons for election to the Board of Directors pursuant to clause (ii) of the preceding sentence who desires to nominate persons for election to such position(s) at such a Special Meeting as specified in the Corporation’s notice of meeting shall cause a written notice described in Section 5(a)(ii) of this Article II (as if the nomination related to an Annual Meeting) to be received by the Secretary at the principal offices of the Corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a Special Meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)    General.

(i)    Subject to Article IX of these By-Laws, only persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Section 5 or Section 14 of this Article II shall be eligible to be elected as directors at an Annual Meeting or Special Meeting. Only such business shall be conducted at an Annual Meeting or a Special Meeting, other than a Demand Special Meeting, as shall have been brought before such meeting by the Board of Directors or in accordance with the procedures set forth in this Section 5. Only such business shall be conducted at a Demand Special Meeting as shall have been set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 3 of this Article II or as shall have been brought before the Demand Special Meeting as determined by the Board of Directors. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 5 or Section 14 of this Article II and, if any proposed nomination or business is not in compliance with this Section 5 or Section 14 of this Article II, as the case may be, to declare that such defective proposal shall be disregarded.

(ii)    For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to limit the Corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

Section 6.    Fixing of Record Date.

(a)    The Board of Directors may fix in advance a date not less than ten days and not more than seventy days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the Annual Meeting, Special Meeting or Demand Special Meeting. When a determination of shareholders entitled to notice of or to vote at the Annual Meeting, Special Meeting or Demand Special Meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

(b)    The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose other than those set forth in Section 3(a) of this Article II and the foregoing Section 6(a). Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors does not fix a record date for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), then the close of business on the date on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

(c)    In order that the Corporation may determine the shareholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the shareholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder or shareholders of record who are seeking to have the shareholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received and verified by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received and verified by the Secretary. To be valid, such written request shall comply with each of the following:

(i)    Such written request shall be signed by one or more shareholders of record and by the beneficial owners or owners, if any, on whose behalf the shareholder or shareholders are acting, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this Corporation’s books, of each such shareholder and any such beneficial owner who seeks to have the shareholders express consent to corporate action in writing without a meeting; (B) the Share Information; (C) a representation that each such shareholder is a holder of record of shares of the Corporation entitled to vote under the Articles of Incorporation at a meeting of shareholders with respect to each matter for which such shareholder is seeking to have shareholders express consent to corporate action in a writing without a meeting; (D) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (E) the manner in which each such shareholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the shareholders express consent to corporate action in writing without a meeting; (F) in the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such shareholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all agreements, arrangements or understandings between each such shareholder and any such beneficial owner and each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director and any other Person or Persons (naming such Person or Persons) pursuant to which such shareholder and any such beneficial owner are seeking to elect or re-elect such person as a director including without limitation any arrangement or understanding with any Person as to how such person, if elected or re-elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such shareholder and any such beneficial owner, or any Affiliate or associate thereof or Person acting in concert therewith, were the “registrant” for purposes of such rule and the person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director were a director or executive officer of such registrant, (4) such other information regarding each person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in solicitations of proxies for contested elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (5) the written consent of each such person to serve as a director of the Corporation if so elected; (G) in the case of any such shareholder and any such beneficial owner seeking to remove a director by the shareholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such shareholder and any such beneficial owner are seeking to remove and (2) the reasons of each such shareholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (H) in the case of any such shareholder and any such beneficial owner seeking to authorize or take any other corporate action by the shareholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these By-Laws, the language of the proposed amendment, (2) the reasons of each such shareholder and any such beneficial owner for authorizing or taking such corporate action, (3) any material interest in such corporate action of each such shareholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and any other Person or Persons (naming such Person or Persons) in connection with the corporate action desired to be authorized or taken by such shareholder. In the case of any such shareholder and any such beneficial owner seeking to elect or re-elect a director by the shareholders expressing consent to corporate action in writing without a meeting, the Corporation may require any person such shareholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such person.

(ii)    Such written request shall be accompanied by a written agreement, which may require furnishing of a bond, signed by each Consent Soliciting Shareholder (as defined below) pursuant to which each Consent Soliciting Shareholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Shareholder seeking to have the shareholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if the Consent Soliciting Shareholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Section 11(b) of this Article II) to express the corporate action referred to therein in accordance with these By-Laws, then the Consent Soliciting Shareholders shall not be required to pay such costs. For purposes of these By-Laws, “Consent Soliciting Shareholder” shall mean each of the following Persons: (A) if the number of shareholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or (B) if the number of shareholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the Corporation of the documents described in this Section 6(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the Corporation).

A “Consent Soliciting Shareholder” shall also mean each Affiliate of a Consent Soliciting Shareholder described in clause (A) or (B) above who is a member of such Consent Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in the foregoing Section 6(c)(i) and/or the written agreements described in this Section 6(c)(ii) and the following Section 6(c)(iii) to prevent the purposes of this Section 6(c) and Section 11 of this Article II from being evaded.

(iii)    Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Shareholder pursuant to which each Consent Soliciting Shareholder agrees to deliver to any inspectors of election engaged by the Corporation pursuant to Section 11(d) of this Article II within two Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Shareholder or such Consent Soliciting Shareholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Shareholder seeking to have the shareholders express written consent to corporate action without a meeting.

Section 7.    List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in such shareholder’s name. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning two Business Days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholders who may be present. The original or duplicate ledger shall be the only evidence as to who are the shareholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 8.    Quorum; Postponement; Adjournments.

(a)    Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation, these By-Laws or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on a matter by the voting group shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of the meeting unless a new Meeting Record Date is or must be set for the adjourned meeting.

(b)    The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or Chief Executive Officer or pursuant to a resolution of the Board of Directors; provided, however, that a Demand Special Meeting adjourned pursuant to clause (ii) must be reconvened on or before the 100th day following the Delivery Date. No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 9.    Voting. Every shareholder of record who is entitled to vote shall at every meeting of the shareholders be entitled to one vote for each share of stock held on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. If a quorum exists, then action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Each director shall be elected as provided in Section 2 of Article III. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or in such shareholder’s name by such shareholder’s proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

Section 10.    Proxies. At any meeting, a shareholder entitled to vote may vote in person or by proxy. A shareholder entitled to vote at any meeting, or to express consent or dissent in writing to any corporate action without a meeting, may authorize another Person to act for the shareholder by appointing the Person as a proxy. The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another Person to act for the shareholder by appointing the Person as proxy include:

(a)    Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, without limitation, by facsimile signature.

(b)    Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the Person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the Person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any Person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. Unless the appointment form or electronic transmission states that the proxy is irrevocable and the appointment is coupled with an interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. A proxy appointment is valid for eleven months unless a different period is expressly provided in the appointment. The Board of Directors, the Chairman of the Board and the Chief Executive Officer each shall have the power and authority to make rules as to the validity and sufficiency of proxies.

Section 11.    Action without a Meeting.

(a)    Any action required to be taken at any Annual Meeting or Special Meeting or any action which may be taken at any Annual Meeting or Special Meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(b)    To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date received by the Corporation pursuant to Section 6(c) of this Article II); shall be signed by one or more Persons who as of the Consent Record Date are shareholders of record (or their duly authorized proxies); shall bear the date of signature of each such shareholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each shareholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such shareholder; in the case of a Person who is not a shareholder of record, shall be accompanied by a proxy or proxies evidencing each such Person’s appointment as a proxy for the applicable shareholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to the following Section 11(d) in accordance with the provisions of the following Section 11(e). Without limiting the foregoing, no Consent shall be valid unless, within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Section 11; provided, however, that if the Corporation or a Consent Soliciting Shareholder (whichever is soliciting Consents) has requested a Preliminary Consent Report that is pending on such 70th day pursuant to the following Section 11(f), then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Section 11 at such time as such inspectors issue the Final Consent Report relating to the pending Preliminary Consent Report pursuant to the following Section 11(g) or Section 11(h). The Board of Directors, the Chairman of the Board or the Chief Executive Officer shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity of Consents and revocations thereof.

(c)    Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to the following Section 11(g) or Section 11(h) or (ii) seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Shareholder, (C) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Shareholder and/or (D) the inspectors of elections engaged by the Corporation pursuant to the following Section 11(d).

(d)    Within three Business Days after a Consent Record Date fixed pursuant to Section 6(c) of this Article II, the Corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (ii) provide notice to each Consent Soliciting Shareholder of the identity of such inspectors and the manner in which such Consent Soliciting Shareholder may deliver Consents and revocations thereof to such inspectors pursuant to the following Section 11(e). Except as provided in Section 6(c)(ii) of this Article II, the cost of retaining inspectors of election shall be borne by the Corporation.

(e)    The Corporation, the Consent Soliciting Shareholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Shareholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Shareholders stating: (i) the number of shares subject to valid Consents; (ii) the number of shares subject to valid revocations of Consents; (iii) the number of shares subject to valid and unrevoked Consents; (iv) the number of shares subject to invalid Consents; (v) the number of shares subject to invalid revocations of Consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (vii) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(f)    As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Shareholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the solicitation of Consents, if any, which request shall state that the Corporation or the Consent Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Articles of Incorporation and these By-Laws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Shareholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Shareholders may request a Preliminary Consent Report after the 70th day after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II. Unless the Corporation and the Consent Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Shareholders shall have two Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(g)    If no written notice of an intention to challenge a Preliminary Consent Report is received within two Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Shareholders and either (i) the date that is two Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II or (ii) the Cut-Off Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Shareholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Shareholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the foregoing Section 11(f).

(h)    If the Corporation or the Consent Soliciting Shareholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Shareholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Shareholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the Corporation and the Consent Soliciting Shareholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II or (ii) the Completion Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Shareholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II, Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than seventy days after the applicable Consent Record Date fixed pursuant to Section 6(c) of this Article II and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Shareholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Shareholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of the foregoing Section 11(f).

(i)    Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to the foregoing Section 11(g) or Section 11(h), the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the Corporation for purposes of Section 180.0704 of the Wisconsin Business Corporation Law and the Articles of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of shareholders are recorded.

(j)    As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Shareholders notify the Corporation and the inspectors in writing that such Consent Soliciting Shareholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

Section 12.    Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a)    The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b)    The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c)    The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d)    The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e)    Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 13.    Conduct of Meetings. The Chairman of the Board or, in the Chairman of the Board’s absence, the Lead Director, or in the Lead Director’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, any other officer, shall call any Annual Meeting, Special Meeting or Demand Special Meeting to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of a meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of a meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) rules and procedures regarding the execution of election ballots before or after the time fixed for the commencement of the meeting; (g) the appointment of an inspector of election or an officer or agent of the Corporation authorized to tabulate votes; and (h) rules and procedures to facilitate the conduct of, and participation in, the meeting by electronic means.

Section 14.    Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)    Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 14, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any Annual Meeting:

(i)    the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant Annual Meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 14 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)    disclosure about the Nominee and the Nominating Shareholder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)    any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 14(e)(ii)), if such statement does not exceed 500 words.

Notwithstanding anything herein to the contrary, the Corporation may solicit shareholders against any Nominee and include in its proxy statement for any Annual Meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 14.

(b)    Maximum Number of Nominees.

(i)    The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 14(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”). The Maximum Number for a particular Annual Meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that Annual Meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting, (B) Nominees nominated by a Nominating Shareholder for such Annual Meeting pursuant to this Section 14 that the Board of Directors itself decides to nominate for election at such Annual Meeting and (C) the number of directors in office as of the Final Nomination Date who had been

Nominees nominated by a Nominating Shareholder with respect to any of the preceding two Annual Meetings (including any Nominee who had been counted at any such Annual Meeting pursuant to the immediately preceding clause (B)) and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)    Any Nominating Holder submitting more than one Nominee pursuant to this Section 14 for an Annual Meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such Annual Meeting if the number of Nominees pursuant to this Section 14 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 14 for any Annual Meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 14 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice.

(iii)    If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines that (1) a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 14(c), (2) any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or (3) any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 14, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the Annual Meeting to present any nomination submitted pursuant to this Section 14, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 14 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such Annual Meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(c)    Eligibility of Nominating Shareholder.

(i)    An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 14(c) continuously for the three-year period specified in Section 14(c)(ii) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)    An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the Annual Meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 14 by any member of a group shall be deemed a breach by the Nominating Shareholder. If any shareholder withdraws from a group of Eligible Holders at any time prior to the Annual Meeting, then the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 14(b)(iii).

(iii)    The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)    For purposes of this Section 14, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:

(A)    the full voting and investment rights pertaining to such shares; and

(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the Annual Meeting (subject to the provisions of this Section 14) and holds such shares through the date of the Annual Meeting. The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)    No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.

(d)    Nomination Notice. To nominate a Nominee for purposes of this Section 14, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the principal offices of the Corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting; provided, however, that if the date for which the Annual Meeting is called is more than 30 days before or more than 30 days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of such Annual Meeting is first made. In no event shall any adjournment or postponement of any Annual Meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Shareholder’s notice to the Secretary for purposes of this Section 14 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A)    the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section 5(a)(ii) of this Article II;

(B)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)    a representation and warranty that the shares of common stock of the Corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 14;

(D)    a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 14(c) and has provided evidence of ownership to the extent required by Section 14(c)(i);

(E)    a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 14(c) through the date of the Annual Meeting;

(F)    a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Nominees it is nominating pursuant to this Section 14;

(G)    a representation and warranty as to the Nominating Shareholder’s intentions with respect to continuing to own the Minimum Number of shares of common stock of the Corporation for at least one year following the Annual Meeting;

(H)    a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv)) (or any successor rules) with respect to the Annual Meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

(I)    a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the Annual Meeting;

(J)    a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(K)    a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) meets the director qualifications set forth in Section 4 of Article III, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(L)    details of any position of the Nominee as an employee, consultant, agent or director of any Competitor of the Corporation within the three years preceding the submission of the Nomination Notice;

(1)    “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in the sale or marketing of any Competing Product or Service.

(2)    “Competing Product or Service” means any product or service that is sold in competition with, or is being developed and that will compete with, a product or service developed, manufactured, or sold by the Corporation.

(M)    if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(N)    in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:

(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)    to file any written solicitation or other written communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)    to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its affiliates and associates or their respective agents and representatives with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;

(D)    to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors,

officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 14 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 14; and

(E)    in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 14(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 14(c), as the case may be.

(iv)    An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)    to make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the Corporation’s director questionnaire;

(B)    that the Nominee has read and agrees, if elected as a director of the Corporation, to sign and adhere to the Corporation’s corporate governance guidelines and codes of ethics and any other Corporation policies and guidelines applicable to directors; and

(C)    that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 14(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)    Exceptions.

(i)    Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(A)    the Corporation receives a notice pursuant to Section 5(a) that a shareholder intends to nominate a person for election to the Board of Directors at the Annual Meeting;

(B)    the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these By-Laws, the Corporation’s Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s securities are traded;

(C)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 14 at one of the Corporation’s two preceding Annual Meetings and either (i) withdrew or became ineligible or unavailable for election at any such Annual Meeting or (ii) received a vote of less than 25% of the shares of common stock of the Corporation entitled to vote for such Nominee; or

(D)    the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)    Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(A)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)    such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)    the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.    Election and Term.

(a)    The Board of Directors shall be elected for terms as set forth in the Articles of Incorporation of the Corporation. Acceptance of the office of Director may be expressed orally or in writing, and attendance at a meeting shall constitute such acceptance.

(b)    Except as provided in this Section 2, each Director shall be elected by the majority of the votes cast with respect to that Director’s election at any meeting of shareholders for the election of Directors at which a quorum is present and the election is not a Contested Election. For purposes of this Section 2, a majority of votes cast shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “withheld” with respect to that Director’s election. Abstentions will not be counted as votes cast with respect to that Director’s election. If at the close of the notice periods set forth in Sections 5 and 14 of Article II or upon the Corporation’s receipt of demands sufficient to require the calling of a Demand Special Meeting under Section 3(c) of Article II, the Chairman of the Board determines that the number of persons properly nominated to serve as Directors of the Corporation exceeds the number of Directors to be elected (a “Contested Election”), each Director shall be elected by a plurality of the votes cast with respect to that Director’s election at the meeting at which a quorum is present regardless of whether a Contested Election shall continue to exist as of the date of such meeting.

(c)    In an election of Directors that is not a Contested Election, any nominee who was an incumbent Director whose term would otherwise have expired at the time of the election if a successor had been elected who receives a number of votes cast “for” his or her election less than the number of votes cast “withheld” with respect to his or her election (a “Majority Against Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee of the Board of Directors will promptly consider the resignation submitted by such director, and the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept the tendered resignation or to reject it, subject to Article IX of these By-Laws. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of the Nominating and Corporate Governance Committee, including, without limitation, the stated reasons why shareholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered and the Director’s contributions to the Corporation. Subject to Article IX of these By-Laws, the Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the meeting of shareholders at which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board of Directors will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board of Directors believes to be relevant. Following the Board of Directors’ decision, the Corporation will promptly publicly disclose in a Form 8-K filed with the SEC the Board of Directors’ decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation. Any Director who tenders a resignation pursuant to this provision will not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Nominating and Corporate Governance Committee received Majority Against Votes at the same election, then the independent Directors who are on the Board of Directors who did not receive Majority Against Votes or who were not standing for election will appoint a committee of the Board of Directors among themselves for the purpose of considering the tendered resignations and will recommend to the Board of Directors whether to accept or reject them. Subject to Article IX of these By-Laws, this committee of the Board of Directors may, but need not, consist of all of the independent Directors who did not receive Majority Against Votes or who were not standing for election.

(d)    Subject to Article IX of these By-Laws, if a Director’s resignation is accepted by the Board of Directors pursuant to this Section 2, or if a nominee for Director is not elected and the nominee is not an incumbent Director whose term would otherwise have expired at the time of the election if a successor had been elected, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 12 of Article III of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3 of Article III of these By-Laws.

Section 3.    Number. Subject to Article IX of these By-Laws, the number of Directors shall be such number as shall be determined from time to time by the Board of Directors but shall not be less than three nor more than eleven.

Section 4.    Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected, or until his or her prior death, resignation or removal for cause only. A Director may be removed from office for cause only by the shareholders at an annual meeting or a special meeting of shareholders called for that purpose if the number of votes cast to remove such Director exceeds the number of votes cast not to remove such Director, and any vacancy so created may be filled by the shareholders by the affirmative vote of a majority of the votes cast with respect to filling such vacancy, subject to Article IX of these By-Laws. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

Section 5.    Nominations for Election to the Board of Directors. Subject to Article IX of these By-Laws nominations for elections to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of Directors at a meeting of shareholders in accordance with Sections 5 or 14 of Article II.

Section 6.    Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of the shareholders and the Board of Directors, and shall have and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman may use the title Chairman or Chairman of the Board interchangeably.

Section 7.    Quorum and Manner of Acting. Unless otherwise provided by law, the presence of fifty-one percent (51%) of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of the majority of the Directors present, except as otherwise required by law or as otherwise provided in Article IX of these By-Laws. The Board of Directors may hold its meetings at such place or places within or without the State of Wisconsin as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

Section 8.    Organization Meeting. Immediately after each annual meeting of shareholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of shareholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to a waiver of such notice, in the manner set forth in Section 180.0823 of the Wisconsin Business Corporation Law, by all Directors who may not have received such notice.

Section 9.    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Wisconsin, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

Section 10.    Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he or she shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he or she shall be present at the meeting. Unless limited by law, the Articles of Incorporation, these By-Laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 11.    Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12.    Vacancies. Subject to Article IX of these By-Laws, any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement or disqualification may be filled by (a) a majority of the Directors then in office or (b) the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Section 11 of Article II. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified, or until he or she sooner dies, resigns or is removed.

Section 13.    Committees. Subject to Article IX of these By-Laws, there may be an Executive Committee. Subject to Article IX of these By-Laws, there shall be an Audit Committee composed of independent directors. Subject to Article IX of these By-Laws, there shall be a Compensation Committee composed of independent directors. Subject to Article IX of these By-Laws, the Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors then in office may create one or more additional committees. Subject to Article IX of these By-Laws, each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. Except as otherwise provided by law or Article IX of these By-Laws, each committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such power and authority as the Board of Directors shall specify.

Section 14.    Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

Section 15.    Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceedings of the Board.

Section 16.    Telephonic Participation in Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in persons at such meeting.

Section 17.    Lead Director. In the absence of a Chairman of the Board who is independent, the Board of Directors shall appoint an independent director to serve as Lead Director. The Lead Director, if one be elected, shall, in the absence or non-election of the Chairman of the Board of Directors, if present thereat, preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall chair meetings of the independent directors, facilitate meetings between members of the Board and the Chief Executive Officer and Chairman, and assume such other duties which the independent directors as a whole may designate from time to time.

ARTICLE IV

OFFICERS

Section 1.    Principal Officers. The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the Chief Executive Officer, the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

Section 2.    Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 3.    Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the Chief Executive Officer may appoint, such other officers as they deem fit. Any such other officers so chosen shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer may from time to time determine.

Section 4.    Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

Section 5.    Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 7.    Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. In the absence or non-election of the Chairman of the Board of Directors and the Lead Director, the Chief Executive Officer shall, if present thereat, preside at all meetings of the shareholders and at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

Section 8.    President. The President shall have the general powers and duties of supervision and management assigned by the Board of Directors and the Chief Executive Officer.

Section 9.    Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned by the Chief Executive Officer.

Section 10.    Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He or she shall exhibit at all reasonable times his or her books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of shareholders; he or she shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

Section 11.    Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and keep the minutes thereof in a book or books to be provide for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors.

Section 12.    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the Chairman of the Board of Directors or, if no Chairman of the Board shall have been elected, the Chief Executive Officer.

ARTICLE V

INDEMNIFICATION

The Corporation shall to the fullest extent permitted or required by the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or officer is a Party because he or she is or was a Director or officer of the Corporation. The Corporation shall also indemnify an employee who is not a Director or officer to the same extent as provided by the Corporation to its Directors and officers. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a Director, officer or employee may be entitled to under any written agreement, Board of Directors resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. All capitalized terms used in this Article V and not otherwise defined shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.    Certificates for Stock. The Board of Directors hereby authorizes the issuance of any class or series of shares of the Corporation without certificates to the full extent that the Secretary determines that such issuance is allowed by applicable law and the rules of the securities exchange upon which the Corporation’s shares are traded.

Any such determination shall be conclusively evidenced by the Secretary delivering to the Corporation’s transfer agent and registrar written instructions that refer to this By-Law to issue any such shares without certificates. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. No book entry or certificate shall be made or issued for partly paid shares.

Section 2.    Stock Certificate Signature. Any certificate for such stock shall be numbered in the order in which it is issued and shall be signed by the Chairman of the Board or the Chief Executive Officer and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Section 3.    Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each Person holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate or book entry for such capital stock, and, in case of cancellation of any such certificate or book entry, the respective dates of cancellation.

Section 4.    Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate shall be issued or book entry made in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.

Section 5.    Registrations of Transfers of Stock. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI, on surrender of the certificate or certificates for such shares properly endorsed or, in the case of shares issued in book entry form, upon written transfer instructions delivered by the registered holder thereof, and the payment of all taxes thereon. The Person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 6.    Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-Laws, concerning the issue, transfer and registration of shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require certificates of stock, if any, to bear the signature or signatures of any of them.

Section 7.    Lost, Stolen, Destroyed or Mutilated Certificates. Before any book entry is made or, if applicable, any certificate is issued for stock of the Corporation in exchange for a certificate that has been mutilated or lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

Section 8.    Record Dates. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of shareholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.    Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Wisconsin in the year 1992. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2.    Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any Person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of shareholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3.    Dividends. Subject to the provisions of the Wisconsin Business Corporation Law and the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided in Article IX of these By-Laws, these By-Laws of the Corporation may be altered, amended or repealed (a) by the Board of Directors at any regular or special meeting of the Board of Directors or (b) by the shareholders at a meeting of shareholders or by a consent in writing in the manner contemplated in Section 11 of Article II if the votes cast favoring the proposed alteration, amendment or repeal exceed the votes cast opposing the proposed alteration, amendment or repeal, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. By-Laws, whether made or altered by the shareholders or by the Board of Directors, shall be subject to alteration or repeal by the shareholders as in this Article VIII.

ARTICLE IX

GOVERNANCE MATTERS

Section 1.    Definitions. The following definitions shall apply to Article IX of these By-Laws:

(a)    “Closing Date” has the meaning specified in the Merger Agreement.

(b)    “Continuing First Data Directors” shall mean the directors of First Data as of the Effective Time who were nominated to be directors of the Corporation by First Data prior to the Effective Time and additional directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing First Data Directors Committee pursuant to Section 2(c) of this Article IX.

(c)    “Continuing First Data Directors Committee” shall mean the committee of the Board of Directors established by Section 2(c) of this Article IX.

(d)    “Continuing Fiserv Directors” shall mean the Directors of the Corporation as of the Effective Time who were nominated to be Directors by the Corporation prior to the Effective Time and additional Directors of the Corporation who take office after the Effective Time who are nominated by a majority of the Continuing Fiserv Directors Committee pursuant to Section 2(b) of this Article IX.

(e)    “Continuing Fiserv Directors Committee” shall mean the committee of the Board of Directors established by Section 2(b) of this Article IX.

(f)    “Effective Time” has the meaning specified in the Merger Agreement.

(g)    “entire Board of Directors” means the total number of Directors which the Corporation would have if there were no vacancies.

(h)    “First Data” means First Data Corporation, a Delaware corporation.

(i)    “Fiserv” means the Corporation.

(j)    “Lead Director” has the meaning set forth in Section 17 of Article III of these By-Laws.

(k)    “Merger” has the meaning specified in the Merger Agreement.

(l)    “Merger Agreement” means the Agreement and Plan of Merger, dated as of January 16, 2019, by and among the Corporation, 300 Holdings, Inc. and First Data (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(m)    “Shareholder Agreement” means the Shareholder Agreement, dated as of January 16, 2019, by and between the Corporation and the Sponsor (as the same may be amended, restated, supplemented or otherwise modified from time to time).

(n)    “Specified Period” shall mean the period beginning on the Closing Date and ending immediately following the conclusion of the second Annual Meeting (including any postponement or adjournment thereof) following the Closing Date.

(o)    “Sponsor” shall mean New Omaha Holdings L.P.

Section 2.    Composition of the Board of Directors.

(a)    Beginning at the Effective Time and ending at the end of the Specified Period, the Board of Directors shall be comprised of 10 Directors, of which six shall be Continuing Fiserv Directors (one of whom shall be the Chief Executive Officer of Fiserv, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation) and four shall be Continuing First Data Directors (one of whom shall be the President of the Corporation, if he or she is then a member of the Board of Directors, and the remainder of whom shall consist of Directors who are not officers of the Corporation, including one Director nominated by the Sponsor to the extent they are so entitled in accordance with the Shareholder Agreement). During the Specified Period, all vacancies on the Board of Directors created by the cessation of service of a Continuing Fiserv Director shall be filled by a nominee selected by the Continuing Fiserv Directors Committee and all vacancies on the Board of Directors created by the cessation of service of a Continuing First Data Director be filled by a nominee selected by the Continuing First Data Directors Committee, subject to the Shareholder Agreement. During the Specified Period, the Continuing Fiserv Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, Directors for election at each Annual Meeting, or at any Special Meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Fiserv Director. During the Specified Period, the Continuing First Data Directors Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, Directors for election at each Annual Meeting, or at any Special Meeting at which Directors are to be elected, to fill each seat previously held by a Continuing First Data Director, in each case, subject to the Shareholder Agreement.

(b)    The Board of Directors shall constitute a Continuing Fiserv Directors Committee, which shall be comprised of all the Continuing Fiserv Directors. The Continuing Fiserv Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing Fiserv Director and (ii) to nominate Directors for election at each Annual Meeting, or at any Special Meeting at which Directors are to be elected, to fill each seat previously held by a Continuing Fiserv Director. At the end of the Specified Period, the Continuing Fiserv Directors Committee shall be automatically disbanded.

(c)    The Board of Directors shall constitute a Continuing First Data Directors Committee, which shall be comprised of all the Continuing First Data Directors. The Continuing First Data Directors Committee shall have all the power and may exercise all the authority of the Board of Directors to (i) fill all vacancies on the Board of Directors created by the cessation of service of a Continuing First Data Director and (ii) to nominate Directors for election at each Annual Meeting, or at any Special Meeting at which Directors are to be elected, to fill each seat previously held by a Continuing First Data Director, in each case, subject to the Shareholder Agreement. At the end of the Specified Period, the Continuing First Data Directors Committee shall be automatically disbanded.

Section 3.    Composition of Committees. During the Specified Period, (i) the Board of Directors shall maintain the following standing committees (each, a “Standing Committee”): an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and (ii) each committee of the Board of Directors (including each Standing Committee) shall be comprised of three or four members, with at least one qualified Continuing First Data Director on each Committee. During the Specified Period, a Continuing First Data Director shall be the chair of the Compensation Committee.

Section 4.    Lead Director. During the Specified Period, a Continuing Fiserv Director shall be the Lead Director.

Section 5.    Amendments. During the Specified Period, this Article IX may be amended, restated, supplemented, modified or repealed, and any provision of these By-laws, the Restated Articles of Incorporation or other resolution inconsistent with this Article IX may be adopted, or any such amendment, restatement, supplement, modification or repeal or provision of these By-laws, the Restated Articles of Incorporation or other resolution inconsistent with this Article IX recommended for adoption by the shareholders of the Corporation, only by an affirmative vote of at least 70 percent (70%) of the entire Board of Directors. In the event of any inconsistency between any other provision of these By-Laws the provisions of this Article IX shall control.

Section 6.    Termination. This Article IX shall terminate and be of no further force and effect immediately after the termination of the Specified Period.